Exhibit 10.7

                   BERGER BRIGGS REAL ESTATE & INSURANCE, INC.
                    215 THIRD STREET, S.W. -- P. O. DRAWER K
                          ALBUQUERQUE, NEW MEXICO 87103
                                 (505) 247-0444

                                      Lease

This Indenture, made this 14th day of May, 2008 by and between Teague Properties, LLC , hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Landlord," which expression shall include Landlord's heirs, executors, administrators, assigns, and successors in interest, and Profile Technologies, Inc., a Delaware Corporation, hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Tenant," which expression shall include all Tenants, jointly and severally, and shall include Tenant's heirs, executors, administrators, assign, and successors in interest, WITNESSETH:

1. DEMISE OF PREMISES. Landlord, for and in consideration of the covenants and agreements herein contained to be kept and performed by Tenant, Tenant's heirs, executors, administrators, assigns, and successors in interest, and upon the terms and conditions herein contained, does hereby let, lease, and demise to Tenant the following-described premises situate in Albuquerque, in the County of Bernalillo, State of New Mexico, to-wit: Approximately 918 square feet of office space, 2,576 square feet of warehouse space, and 7,500 square feet of yard space, located at 504 El Paraiso NE, Suite B, Albuquerque, NM, 87113. Landlord reserves the right to change the location on the property of the yard space.

2. TERM OF LEASE. The term of this Lease shall be for a period of twelve and one-half months (12 1/2 months) commencing on the 16th day of May, 2008, and ending on the 30th day of May, 2009.

3. RENT. Tenant, for and in consideration of this Lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to pay as rent and deposit for the said premises, without notice or demand, the sum of Thirty-one thousand two hundred fifty and 00/100 ($31,250.00) Dollars in the following manner, to-wit: Upon execution of this Lease Tenant will pay $5,750.00 ; $2,000.00 representing lease deposit to be held by Landlord during the term of this Lease to guarantee performance of all covenants and conditions; said deposit will be refunded in whole or in part depending on the condition of the premises and at the end of the term or any extensions hereto and upon Tenants full performance of all covenants and conditions contained herein; and the balance of $3,750.00 representing advance payment of May, 2008 rent and last month's rent.

     Commencing June 1, 2008 and on the first day of each succeeding month up to and including April, 2008 Tenant will pay $2,500.00 as advance monthly rent.

     NNN Charges: This is a triple net lease. Tenant's share of NNN costs is 43.7%. For the first twelve and one-half months of this Lease, Tenant shall pay $350.00 per month as its pro-rata share on NNN expenses. Landlord will provide Tenant with an annual report of actual expenses, at which time a reconciled invoice will be presented to Tenant.

     Late fee: A late fee of 10% per month will be charged for any unpaid rent past 10 days from due date.

     All of the rent shall be paid by Tenant to Landlord or Landlord's order in lawful money of the United States at Teague Properties, LLC, 504 El Paraiso NE, Suite A, Albuquerque, 87113, or at such other place as Landlord may designate from time to time for this purpose.

4. USE OF PREMISES. Tenant, for and in consideration of this lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to use and occupy the said premises for the purpose of office, warehouse and pipe testing and related activities and for no other purpose without first obtaining the written consent of Landlord therefore; to conform and comply with all applicable municipal, state, and federal ordinances, laws, rules, and regulations in using the said premises; and not to use or suffer to be used the said premises in any manner in contravention of any applicable municipal, state, or federal ordinances, laws, rule, or regulation, or so as to create any nuisance, or so as to tend to increase the existing rate of fire insurance for the said demised premises.

5. CONDITION OF PREMISES AND REPAIRS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Tenant has examined the said premises prior to the execution hereof, knows the condition thereof, and acknowledges that Tenant has

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     received the said demised premises in good order and condition, and that no representation or warranty as to the condition or repair of the said premises has been made by Landlord, and, at the expiration of the term of this Lease, or any renewal or extension thereof, Tenant will yield up peaceably the said premises to Landlord in as good order and condition as when the same were entered upon by Tenant, loss by fire or inevitable accident, damage by the elements, and reasonable use and wear excepted;
     that Tenant will keep the said premises in good order and repair during the term of this Lease, or any extension or renewal thereof, at Tenant's own expense and will repair and replace promptly any and all damage, including damage to glass, that may occur from time to time; that Tenant hereby waives any and all right to have such repairs or replacements made by Landlord or at Landlord's expense; and that, if Tenant fails to make such repairs and replacements promptly, or, if such repairs and replacements have not been made within fifteen (15) days after the occurrence of damage, Landlord may, at Landlord's option, make such repairs and replacements, and Tenant hereby agrees and covenants to repay the cost thereof to Landlord on demand.

6. LIABILITY OF LANDLORD. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises, and Tenant hereby agrees to indemnify and save harm-less Landlord from any and all claims and liability for damage to persons or property arising from any cause due to tenant or tenant's employees and business invitees intentional or negligent acts, which shall occur in any manner in or about the said premises. Further, Tenant hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to the said demised premises, or to any part thereof, or to any property or effects therein or thereon, caused by leakage from the roof of said premises or by bursting, leakage, or overflowing of any waste pipes, water pipes, tanks, drains, or stationary washstands or by reason of any damage whatsoever caused by water from any source whatsoever, and Tenant hereby agrees and covenants to indemnify and save harmless Landlord from any and all claims and liability for any damage to the said demised premises, or to any part thereof, or to any personal property or effects of theTenant therein or thereon. Furthermore it is agreed that the Landlord shall be liable for their own intentional acts and acts of negligence.

7. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord, that Tenant shall not make, or suffer or permit to be made, any alterations, additions, or improvements whatsoever in or about the said demised premises without first obtaining the written consent of Landlord therefor; provided, however, that such consent, if given, shall be subject to the express condition that any and all alterations, additions, and improvements shall be done at Tenant's own expense and in accordance and compliance with all applicable municipal, state and federal ordinances, laws, rules, and regulations, and that Tenant hereby covenants and agrees with Landlord that in doing and performing such work Tenant shall do and perform the same at Tenant's own expense, in conformity and compliance with all applicable municipal, state, and federal ordinances, laws, rules, and regulations and that no liens of mechanics, materialmen, labors, architects, artisans contractors, sub-contractors, or any other lien of any kind whatsoever shall be created against or imposed upon the said demised premises, or any part thereof, and that Tenant shall indemnify and save harmless Landlord from any and all liability and claims for damages of every kind and nature which might be made or judgments rendered against Landlord or against said demised premises on account of or arising out of such alterations, additions, or improvements.

8. OWNERSHIP OF ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that any and all alterations, additions, and improvements, except shelving and moveable furniture, made at Tenant's own expense after having first obtained the written consent of Landlord therefore, in accordance with the provisions contained in Paragraph VII, hereof, whether attached to the walls, floors, premises, or not, shall immediately vest in Landlord and all such alterations, additions, and improvements shall remain on the said premises and shall not be removed by Tenant at the termination of this Lease. The shelving and/or moveable furniture, which Tenant is privileged to remove, must be removed by Tenant at Tenant's expense on or before the termination of the Lease. It is agreed that Tenant's pipe test equipment and materials shall not be considered as alterations, additions, or improvements, so long as same are not permanently affixed to the premises, but they shall be removed at Tenant's expense upon expiration after any extension(s) or termination of the Lease.

9. ASSIGNMENT AND SUBLETTING. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that neither Tenant nor Tenant's heirs, executors, administrators, assigns, or successors in interest shall assign this Lease or sublet the said demised premises, in whole or in part, without first obtaining the written consent of Landlord therefor; that no assignment of this Lease or any subletting of the said demised premises, in whole or in part, shall be valid, except by and with the written consent of Landlord first obtained; that the consent of Landlord to any such assignment or subletting shall not operate to discharge Tenant, or any one of them, or Tenant's heirs, executors, administrators, assigns, or successors in interest from their liability upon the agreements and covenants of this Lease, and Tenant, Tenant's heirs, executors, administrators, assigns, and successors in interest shall remain liable for the full and complete performance of all

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     of the terms, conditions, covenants, and agreements herein contained; that any consent of Landlord to any such assignment or subletting shall not operate as a consent to further assignment or subletting or as a waiver of this covenant and agreement against assignment and subletting; and that following any such assignment or subletting, the assignee and/or sublet shall be bound by all of the terms, conditions, covenants, and agreements herein contained including the covenant against assignment and subletting.

10. UTILITY AND OTHER CHARGES. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to pay promptly all utility and other charges of whatsoever kind and nature including charges for telephone, and other services, which may be incurred in connection with Tenant's use of the said premises, and to save harmless Landlord therefrom.

11. LANDLORD'S RIGHT OF ENTRY AND TO MAKE ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord, Landlord's heirs, executors, administrators, assigns, agents, attorneys, and successors in interest shall have the right at any time to enter upon the said premises to inspect the same and to make any and all improvements, alterations, and additions of any kind whatsoever upon the said premises, providing such improvements, alterations, and additions are reasonably necessary or convenient to the use to which the said premises are being put at the time, but at no time shall Landlord be compelled or required to make any improvements alterations, or additions.

12. TAXES, OTHER ASSESSMENTS, AND INSURANCE. Tenant and Landlord hereby covenant and agree that all taxes and other assessments of whatsoever kind that nature which have been or may be levied upon the said demised premises and upon any alterations, additions, and improvements thereon shall be paid by Landlord at the time when the same shall become due and payable, and reimbursed by Tenant subject to Tenant's duty to reimburse its proportionate share thereof as provided in paragraph 3 above, and that all taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the personal property of the Tenant located upon the said demised premises shall be paid by Tenant at the time when the same shall become due and payable. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to carry and maintain in full force and effect during the term of this Lease and any extension or renewal thereof at Tenant's expense public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company acceptable to Landlord, with single limit coverage of not less than $1,000,000.00, for the benefit of both Landlord and Tenant as protection against all liability claims arising from the premises, causing Landlord to be named as an additional-named insured on such policy of insurance, and delivering a copy thereof to Landlord. Fire and extended coverage insurance upon all buildings, residences, alterations, additions, and improvements upon the said premises shall be provided for by Landlord, and reimbursed by Tenant, and fire and extended coverage insurance upon all of the contents and other personal property situated upon the said premises shall be provided for by Tenant. Landlord currently estimates Tenant's portion of property taxes and building insurance at $1.11 per square foot.

13. HOLDING OVER. Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants with Landlord that no holding over by Tenant after the expiration of this Lease, or any renewal or extension thereof, whether with or without the consent of Landlord, shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at 125% of the monthly rental which shall have been payable at the time immediately prior to when such holding over shall have commenced and such tenancy shall be subject to all the terms, conditions, covenants, and agreements of this Lease.

14. BANKRUPTCY AND CONDEMNATION. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that should Tenant, or any one of them, make an assignment for the benefit of creditors or should be adjudged a bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event, Landlord shall have the option to forthwith terminate this Lease and the re-enter the said demised premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the said demised premises to Landlord. In no event shall this Lease be deemed an asset of Tenant, or any one of them, after adjudication in bankruptcy, the appointment of a receiver, or the assignment for the benefit of creditors. Further, Tenant hereby covenants and agrees with Landlord that in the event the said demised premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this Lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rental reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the said demised premises remaining after the taking, damaging, or condemnation bears to the whole of the said demised premises before the taking, damaging, or condemnation. All damages and payments resulting from the said taking, damaging, or condemnation of the said demised premises shall accrue to and belong to Landlord, and Tenant shall have no right to any part thereof.

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15.  DESTRUCTION. Tenant, for and in consideration of the Lease and the demise of the said premises, agrees and covenants with Landlord that if at any time during the term of this Lease, or any extension or renewal thereof, the said demised premises shall be totally or partially destroyed by fire, earthquake, or other calamity, then Landlord shall have the option to rebuild or repair the same, provided such rebuilding or repairing shall be commended within the period of thirty days after notice in writing to Landlord of such destruction or damage, and to rebuild or repair the same in as good condition as they were immediately prior to such calamity. In such case, a just and proportionate part of the rental herein specified shall be abated until such demised premises shall have been rebuilt and repaired. In case, however, Landlord shall within thirty days following notice in writing to him of such damage elect not to rebuild or repair said premises, Landlord shall so notify Tenant and, thereupon, this Lease shall terminate and become null and void.

16. SIGNS. Landlord and Tenant covenant and agree that Tenant may at Tenant's own expense erect and maintain a sign or signs to carry out the purpose for which Tenant is leasing the said demised premises provided, however, the location, type and design of all exterior signs shall be first approved in writing by Landlord. Upon the expiration of this Lease, or any renewal or extension thereof, Tenant shall remove such sign or signs, and shall repair any damage to the premises caused thereby at Tenant's sole expense. Further, at any time within thirty days prior to the termination of this Lease, or any renewal or extension thereof, Landlord shall have the right to place upon any part of said demised premises any "For Rent" or "For Lease" signs that Landlord may select.

17. TERMINATION AND REMEDIES. It is understood and agreed between Landlord and Tenant that if the rent specified above, or any part thereof, shall be in arrears or unpaid on the day of payment, then Landlord will give Tenant five (5) days written notice to cure such default.
          It is understood and agreed between Landlord and Tenant that if default shall be made in any of the covenants or agreements contained in this Lease then Landlord will give Tenant fifteen (15) days written notice to cure such default.
          If Tenant shall remain in possession of the premises after the above required notice period it shall be lawful for the Landlord to declare the said term ended and re-enter the premises to expel, remove, or put out the Tenant; to repossess and enjoy the same premises again as in its first and former state; and to seize for any rent that may be due any property belonging to Tenant. It is the intent of the parties hereto to recognize in Landlord a valid first lien as provided by the laws of the State of New Mexico, upon any goods, chattels, and other property belonging to Tenant and located on the premises as security for the payment of rent and fulfillment of the faithful performance of the agreements and covenants in this Lease.
          If at any time the term shall be declared ended at such election of Landlord, Tenant agrees to surrender and deliver the premises peaceably to the Landlord. If Tenant shall remain in possession of the premises after the required notice period specified above, Tenant shall be deemed guilty of a forcible entry and detainer of the premises under the laws of the State of New Mexico and shall be subject to eviction and removal under due process of law.
          It is understood and agreed between Landlord and Tenant that at any time after such termination the Landlord may re-lease the premises or any part thereof, for such term and on such conditions as the Landlord, in his sole discretion, may determine, and may collect and receive the rent thereafter. In the event Landlord re-leases the premises, it is understood and agreed that the term may be greater or lesser than the period which constituted the term of this Lease, and the conditions may include free rent or other concessions which may be reasonably required to induce another party to lease the premises.
          In the event of any such termination, whether or not the premises have been re-leased, the total remaining balance of the rent which would be due and payable for the remainder of the term of this Lease, less the net proceeds of any re-leasing effected by the Landlord shall become due and payable as liquidated damages of Tenant's default. The net proceeds shall be calculated as the gross dollar amount of the new lease less any expenses Landlord incurred in re-leasing the premises including but not limited to all repossession costs, brokerage commissions, legal and attorney fees, alteration costs and expense of preparation for such re-leasing.
          It is understood and agreed that Tenant will pay all costs, reasonable attorney's fees and expenses incurred by Landlord in enforcing the covenants of this Lease. If a suit is brought by any party to this Lease to enforce the covenants and terms of this Lease, the prevailing party shall be entitled to reasonable attorney fees and costs to be assessed by the court.

18. FAILURE TO TERMINATE. Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants, with Landlord that failure, neglect, or omission of Landlord to terminate this Lease for any one or more breaches of any of the covenants hereof, shall not be deemed a consent by Landlord of such breach and shall not stop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for prior or subsequent violation of any covenant hereof.

19. BINDING ON HEIRS, EXECUTORS, ADMINISTRATORS, ASSIGNS, AND SUCCESSORS IN INTEREST. It is covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall extend to and be binding upon the heirs, executors, administrators, assigns, and successors in interest of the parties to this Lease.

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20.  THIS LEASE EMBODIES ALL AGREEMENTS BETWEEN THE PARTIES. It is covenanted and agreed by and between the parties hereto that this lease incorporates all of the agreements, covenants, and understandings between the parties hereto concerning the subject matter hereof, and that all such covenants agreements, and understandings have been merged into this written Lease. No prior agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in this Lease.

21. OPTION TO RENEW. Landlord hereby grants Tenant the option to renew this Lease for twelve months under the same terms and conditions contained herein excepting rental which shall increase at three percent per year. Tenant agrees to notify Landlord in writing of its intent to exercise its option to renew no later than ninety (90) days prior to the expiration of this lease.

22. COMMISSION. Landlord for and in consideration of this Lease hereby agrees that Berger Briggs Real Estate & Insurance, Inc. are Brokers of Record and as such are entitled to a six percent (6%) commission, plus applicable New Mexico State Gross Receipts Tax, to be paid to said Berger Briggs Real Estate & Insurance, Inc. upon execution of this Lease and upon the date of any renewals or extensions executed between the Landlord and Tenant. All such payments shall be the sole responsibility of Landlord, and Tenant shall not be liable for any portion thereof.

23. AMENDMENTS. It is covenanted and agreed by and between the parties hereto that this Lease shall not be altered, changed, or amended except by instrument in writing executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.


     LANDLORD:                                TENANT:
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